Sierra Monitor Corporation Announces Financial Results for the Second Quarter Ended June 30, 2014

Reinforces Leadership in Alternate Fuel Processing; Announces Largest Single Order for FieldServer Gateways in Company History

MILPITAS, CA -- (Marketwired - August 05, 2014) - Sierra Monitor Corporation (OTCQB: SRMC), a leader in connectivity and life safety products for high reliability commercial and industrial applications, today announced financial results for the second quarter and six months ended June 30, 2014.

Financial Highlights

  Achieved second quarter 2014 net sales of approximately $4.8 million, compared to approximately $4.8 million in the same period of 2013
  Reported second quarter 2014 GAAP income per share of $0.01 and Non-GAAP income per share of $0.03 compared to second quarter 2013 GAAP income per share of $0.04 and Non-GAAP income per share of $0.05.
  Ended second quarter 2014 with a cash balance of approximately $3.1 million and no bank debt
  Paid seventh consecutive quarterly dividend of $0.01 per share on May 15, 2014

Business Highlights

  Received the company's largest ever single order for FieldServer gateways to integrate thousands of fire alarm systems with the central Command Control Center over BACnet/IP at The King Abdullah University of Science and Technology (KAUST) campus in Saudi Arabia. The order, valued at more than $400,000 started to ship in the second quarter and is expected to be completed in the third quarter of 2014. The FieldServer-based integrated solution has the potential to serve as a model deployment for other "smart city" projects in the Middle East.
  Implemented a full range of Sierra Monitor connectivity and life safety products as part of a multi-system, multi-protocol systems project at a solar panel manufacturing plant. In addition to shipping Sentry IT gas detection units that interfaced over MODBUS RTU to the plant's Emerson DeltaV SCADA system, Sierra Monitor's FieldServer gateways were used to integrate air handlers, humidifiers, VAV controllers, roof top units, generator sets, chillers, and process control computers from various leading companies to the DeltaV SCADA system using protocols such as BACnet MS/TP, Ethernet IP, and LonWorks.
  Collaborated with a major controls company in Ohio to secure a $280K order with the City of Columbus Department of Public Works for a composite hazardous gas monitoring system designed to protect employees who maintain the city's diesel and compressed natural gas (CNG) vehicles.
  Installed $85K of Sentry IT gas sensors at a maintenance facility that repairs heavy duty municipal vehicles in the North Hollywood area of Los Angeles. This is the latest in a series of projects that Sierra Monitor has executed for the City of Los Angeles involving the maintenance of natural gas vehicles, and along with the Columbus project, underscores Sierra Monitor's leadership in the rapidly growing Alternate Fuel Processing segment.
  Appointed Varun Nagaraj as president, chief executive officer, and a member of the board of directors of Sierra Monitor Corporation, and named Gordon Arnold executive chairman of the board of directors effective July 7, 2014.

Second Quarter and First Six Months of 2014 Financial Results
Net sales for the quarter ended June 30, 2014 were $4,752,375 compared to $4,787,581 reported for the same period of 2013. For the six months ended June 30, 2014, sales were $8,853,633, compared to $9,144,690 for the same period of 2013.

Sierra Monitor posted GAAP net income of $125,630, or $0.01 per share (basic and diluted), for the quarter ended June 30, 2014, compared to GAAP net income of $436,237 or $0.04 per share basic and diluted, for the same period of 2013. Sierra Monitor posted GAAP net income of $132,331, or $0.01 per share basic and diluted, for the six months ended June 30, 2014, compared to GAAP net income of $633,795, or $0.06 per share basic and diluted, for the same period of 2013.

Sierra Monitor posted non-GAAP net income of $282,325 or $0.03 per share basic and diluted, for the quarter ended June 30, 2014 compared to non-GAAP net income of $537,280 or $0.05 per share basic and diluted, for the same period of 2013. Sierra Monitor posted non-GAAP net income of $431,205 or $0.04 per share basic and diluted, for the six months ended June 30, 2014, compared to non-GAAP net income of $845,949, or $0.08 per share basic and diluted, for the same period of 2013. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

"Our second quarter results showed modest growth over the first quarter of 2014 with a substantial increase in bookings," said Gordon R. Arnold, executive chairman. "Our long-range strategic plan to implement a senior management transition program and strengthen our sales footprint has increased our sales and administrative expenses while preparing us to take advantage of trends in our target markets."

"On a personal note, I am very pleased that Varun Nagaraj has joined Sierra Monitor and look forward to working with and supporting him in growing the company's business, and as he develops a new vision and focus for our future," Mr. Arnold stated.

Cash Position
Sierra Monitor had $3,086,520 in cash at June 30, 2014 with no bank borrowings. Trade receivables at June 30, 2014 were $2,294,007. At June 30, 2014, the Company's Days Sales Outstanding was 46 days.

About Sierra Monitor Corporation
Sierra Monitor Corporation develops connectivity and life safety products for high reliability commercial and industrial applications. The company's connectivity products sold under the FieldServer brand act as protocol translators and connect disparate commercial and industrial control systems to save energy, improve operations, and enable analytical insights. The company's life safety products sold under the Sentry IT brand provide 24/7 protection of personnel and facilities in a broad range of work environments including alternate fuel vehicle maintenance facilities, US Navy ships, wastewater treatment facilities, refineries, offshore oil platforms, chemical plants, parking garages and underground telephone vaults.

For more information visit: http://www.sierramonitor.com/

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                               For the three months     For the six months
                                      ended                   ended
                                     June 30,                June 30,
                                 2014        2013        2014        2013
                             ----------- ----------- ----------- -----------
Net sales                    $ 4,752,375 $ 4,787,581 $ 8,853,633 $ 9,144,690
Cost of goods sold             2,005,498   1,935,866   3,632,602   3,840,811
                             ----------- ----------- ----------- -----------
    Gross profit               2,746,877   2,851,715   5,221,031   5,303,879

Operating expenses

  Research and development       579,895     563,159   1,139,499   1,078,655

  Selling and marketing        1,250,713   1,022,537   2,495,279   2,087,081

  General and administrative     706,917     548,238   1,365,772   1,091,112
                             ----------- ----------- ----------- -----------

                               2,537,525   2,133,934   5,000,550   4,256,848
                             ----------- ----------- ----------- -----------
    Income from operations       209,352     717,781     220,481   1,047,031

Interest income                       32          93          70       2,856
                             ----------- ----------- ----------- -----------

    Income before income
     taxes                       209,384     717,874     220,551   1,049,887

Income tax provision              83,754     281,637      88,220     416,092
                             ----------- ----------- ----------- -----------

    Net income               $   125,630 $   436,237 $   132,331 $   633,795
                             =========== =========== =========== ===========
Net income available to
 common shareholders per
 common share
    Basic                    $      0.01 $      0.04 $      0.01 $      0.06
                             =========== =========== =========== ===========
    Diluted                  $      0.01 $      0.04 $      0.01 $      0.06
                             =========== =========== =========== ===========
Weighted average number of
 common shares used in per
 share computations:

    Basic                     10,114,311  10,104,311  10,110,978  10,020,978
                             =========== =========== =========== ===========

    Diluted                   10,180,344  10,208,639  10,159,674  10,151,537
                             =========== =========== =========== ===========

Table B

                         SIERRA MONITOR CORPORATION

                                Balance Sheet

                      Assets                         June 30,   December 31,
                                                       2014         2013
                                                   ------------ ------------
                                                    (unaudited)
Current assets:
  Cash                                             $  3,086,520 $  3,421,679
  Trade receivables, less allowance for doubtful
   accounts of approximately $72,000 in 2014 and
   79,000 in 2013, respectively                       2,294,007    1,943,643
  Inventories, net                                    3,370,460    2,740,835
  Prepaid expenses                                      429,626      311,144
  Income tax deposit                                    123,702      106,859
  Deferred income taxes - current                       307,938      307,938
                                                   ------------ ------------
      Total current assets                            9,612,253    8,832,098

Property and equipment, net                             355,001      390,755
Other assets                                            274,274      273,699
                                                   ------------ ------------
      Total assets                                 $ 10,241,528 $  9,496,552
                                                   ============ ============

       Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                 $  1,101,080 $    689,014
  Accrued compensation expenses                         551,100      290,589
  Other current liabilities                              68,823       71,729
                                                   ------------ ------------
      Total current liabilities                       1,721,003    1,051,332

Deferred tax liability                                   84,438       84,438
                                                   ------------ ------------
      Total liabilities                               1,805,441    1,135,770

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,114,311 shares issued and
   outstanding                                           10,114       10,104
  Additional paid-in capital                          3,176,206    3,031,056
  Retained earnings                                   5,249,767    5,319,622
                                                   ------------ ------------
      Total shareholders' equity                      8,436,087    8,360,782
                                                   ------------ ------------
      Total liabilities and shareholders' equity   $ 10,241,528 $  9,496,552
                                                   ============ ============

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated August 5, 2014 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit from operations and related non-GAAP profit as a percentage of revenue, non-GAAP net profit and basic and diluted non-GAAP net profit per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets
In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense
We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses
We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes
The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense
Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                             For the three months
                                     ended          For the six months ended
                                   June 30,                 June 30,
                               2014         2013        2014         2013
                           -----------  ----------- -----------  -----------
GAAP Net Income
                           $   125,630  $   436,237 $   132,331  $   633,795
  Depreciation and
   amortization                 79,551       57,177     156,300      123,452
  Provision for bad debt
   expense                      (3,210)         155      (6,817)         155
  Provision for inventory
   losses                       13,704       21,424      15,231       43,189
  Stock based compensation
   expense                      66,650       22,287     134,160       45,358
                           -----------  ----------- -----------  -----------
Total adjustments to GAAP
 net income                    156,695      101,043     298,874      212,154

Non-GAAP Net Income        $   282,325  $   537,280 $   431,205  $   845,949
                           ===========  =========== ===========  ===========

Non GAAP Net Income Per
 Share:
  Basic                    $      0.03  $      0.05 $      0.04  $      0.08
                           ===========  =========== ===========  ===========
  Diluted                  $      0.03  $      0.05 $      0.04  $      0.08
                           ===========  =========== ===========  ===========

Weighted-average number of
 shares used in per share
 computations:
  Basic                     10,114,311   10,104,311  10,110,978   10,020,978
                           ===========  =========== ===========  ===========
  Diluted                   10,180,344   10,208,639  10,159,674   10,151,537
                           ===========  =========== ===========  ===========

Sierra Monitor Investor Relations Contact:
Steve Polcyn
408-262-6611 ext. 134
spolcyn@sierramonitor.com